Exhibit 10.24

AMERICAN MANAGEMENT SYSTEMS, INCORPORATED
STOCKBUILDER PLAN

1. PURPOSE

     The purpose of the StockBuilder Plan (the “Plan”) is to attract and retain employees of outstanding ability by making available to them a convenient means of acquiring ownership of the $0.01 par value common stock (the “Common Stock”) of American Management Systems, Incorporated (the “Company”). The Company believes that stock ownership by its employees and employees of its wholly owned participating subsidiaries will encourage greater employee dedication to the Company’s growth, development and success.

     Participation in the Plan is entirely voluntary. There is no guarantee under the Plan against loss because of fluctuations in the market price of the Common Stock.

2. ELIGIBILITY TO PARTICIPATE

     Each employee of the Company or of a participating wholly owned subsidiary who has attained the age of majority (18 years of age in most cases) shall be eligible to participate in the Plan, except directors and officers who, in the Company’s sole judgment, are determined to be subject to Section 16 of the Securities Exchange Act of 1934, as amended; provided, however, that an individual who has previously participated in the Plan and whose participation in the Plan has terminated (other than as a result of the Participant’s transfer to the payroll of another wholly owned subsidiary of the Company) may not participate in the Plan again for a period of six (6) months from the date of termination of participation in the Plan and no sooner than the next open enrollment period. (See Section 4, “Participation-Payroll Deductions”, for information about open enrollment periods.) Both full-time and part-time employees shall be eligible to participate in the Plan. Notwithstanding the foregoing, effective January 1, 2002, any officer of the Company shall be eligible to participate in the Plan even if such officer is subject to Section 16 of the Securities Exchange Act of 1934 and no “Five Percent Stockholder” shall be permitted to participate in the Plan. A “Five Percent Stockholder” shall mean a person who, taking into account any stock in the Company that may be purchased on the next purchase date, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of that person’s employer corporation or its parent or subsidiary corporation. “Five Percent Stockholder” status shall be determined within the meaning of Section 423(b)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder.

     3. ENROLLMENT

     Each eligible individual may become a participant in the Plan (a “Participant”) by filing with AMS Benefits Office, 4050 Legato Road, 4th Floor, Fairfax, Virginia 22033 (“Benefits Office”), or with the payroll office (the “Payroll Office”) of the participating wholly owned subsidiary of the Company for which the individual works, an enrollment form and such other forms as are requested by the Company, the Recordskeeper or the Broker. (See Section 8 for the definition of the term “Broker” and Section 20 for the definition of the term “Recordskeeper”). Contracts between the Company or any participating subsidiary and the Recordskeeper or Broker, as the case may be, shall specify the forms required by the Recordskeeper and/or Broker. Any employee may become a Participant within 30 days following his or her hire date or otherwise during any open enrollment period. The employee’s participation in the Plan will begin as soon as practicable after the necessary forms are received by the Benefits Office or the appropriate Payroll Office. Appropriate enrollment forms for these purposes shall be provided by the Company. Notwithstanding the foregoing, a Participant who has voluntarily withdrawn from the Plan or whose participation was terminated automatically (other than as a result of the Participant’s transfer to the payroll of another wholly owned subsidiary) is subject to the restrictions on re-enrollment as set forth in Section 19, “Re-enrollment.”

4. PARTICIPATION-PAYROLL DEDUCTIONS

     All Participant contributions under the Plan shall be made only through payroll deductions. Each Participant shall specify in the enrollment form the amount to be withheld from his or her earnings. The Participant shall authorize his or her employer to withhold the authorized amount from the Participant’s salary or wages in each payroll period thereafter until the Participant’s participation in the Plan is terminated or until the amount of such deduction shall be changed or suspended as provided below.

     Payroll deductions shall be made in either a fixed dollar amount or as a percent of qualified gross earnings for the relevant pay period, depending upon the currency in which the Participant is paid. For Participants who are paid in U.S. or Canadian dollars, payroll deductions must be made as a percent of qualified gross earnings. For Participants who are paid in currency other than U.S. or Canadian dollars, or in any combination of U.S. dollars and another currency, payroll deductions must be made as a fixed dollar amount.

     Deductions from Participants who are paid in currency other than U.S. or Canadian dollars, or in any combination of U.S. dollars and other currency, are converted to U.S. dollars for purchasing purposes. The rate of conversion is based on the average of the exchange rates in effect on the last five business days of the month prior to the month in which the deduction is made. The Company will determine the exchange rate in its sole discretion.

     If the fixed dollar deduction method is employed, the amount deducted must be not less than U.S. $5 per payroll period and not greater than the larger of (i) 10% of the

Participant’s average qualified gross earnings per payroll period for the prior year, and (ii) 10% of the Participant’s regular salary per payroll period for the current year plus 1/24th of the sales commissions to be received by the Participant from the Participant’s employer in the current year.

     If the percentage deduction method is employed, the percentage may not be less than 1%, nor more than 10% (in .1% increments), of qualified gross earnings for the payroll period.

     Qualified gross earnings shall be limited to regular salary, overtime, shift differential payments, and sales commissions. Thus, qualified gross earnings excludes all other forms of cash and non-cash compensation, such as travel bonuses, performance bonuses, incentive compensation, special bonuses in lieu of incentive compensation, taxable moving and relocation advances and reimbursements, and payments in lieu of unused leave.

     If a Participant’s contributions for the year would exceed 10% of his or her qualified gross earnings, the Company will disallow contributions in payroll periods to the extent necessary to lower the total annual contribution to 10% of the Participant’s qualified gross earnings.

     A Participant may increase or decrease the amount of payroll deductions only during an open enrollment period which shall begin on March 1, May 1, August 1 and November 1 of each year, or, if any such date falls on a day on which the Company is not open for business, then the open enrollment period shall begin on the next business day. A Participant may cease payroll deductions at any time, but may not subsequently re-enroll for a period of six (6) months from the date of voluntary withdrawal from the Plan and, after such time has elapsed, may only re-enroll during an open enrollment period. Each such change shall be made by filing an amended enrollment form with the Benefits Office or the appropriate Payroll Office and shall become effective as soon as practicable after the amended form is received.

     Notwithstanding the foregoing, the Company has the right to suspend a Participant’s participation in the Plan or a Participant’s ability to increase or decrease the amount of payroll deductions at any time.

5. SOURCE OF SHARES AND PURCHASE PRICE

     Shares of Common Stock purchased by the Broker from the Company pursuant to Section 7 of the Plan shall be from the Company’s treasury stock. The purchase price for each share of Common Stock shall be equal to (A) the Fair Market Value of a share of Common Stock as of the purchase date, (B) discounted by fifteen percent (15%). Fair Market Value for purposes of this Section 5 shall mean the closing bid price of the Common Stock quoted over the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) in the national market for the purchase date, or if there is no trade on such date, the closing bid price on the last preceding date upon which such Common Stock was traded. In the event that the

Common Stock is not traded over NASDAQ, Fair Market Value shall be defined as the closing bid price of a share of Common Stock published in the National Daily Stock Quotation Summary on the purchase date, or if there are no quotations published on such date, the closing bid price on the last preceding date upon which such Common Stock was quoted. In the event that the Common Stock is listed upon an established stock exchange or exchanges, Fair Market Value shall be deemed to be the highest closing price of the Common Stock on such stock exchange or exchanges on the purchase date, or if no sale of the Common Stock shall have been made on any exchange on that date, then the next preceding day on which there was a sale of such stock. In the event that Fair Market Value cannot be determined under the foregoing sentences, Fair Market Value shall be determined by the Board of Directors.

6. TRANSMITTAL OF CONTRIBUTIONS

     Each employer shall accumulate on a per payperiod basis and hold, without interest, all amounts deducted from the earnings of its Participants.

     All such amounts accumulated shall be transmitted by the Company to the Recordskeeper or Broker as promptly as possible after the close of the payperiod of withholding. The contract with the Recordskeeper and/or Broker shall specify the party that shall receive the transmittal. A list of the names, account numbers and amount withheld in respect of each Participant shall be transmitted to the Broker or Recordskeeper with each transmittal of monies by the Company under the Plan.

7. PURCHASES OF SHARES

     Upon receipt of funds from the Company pursuant to the Plan, the Broker shall, as promptly as practicable, purchase from the Company as many whole shares of Common Stock as the aggregate of such funds will permit at such purchase price as is determined in accordance with Section 5 of the Plan.

8. THE BROKER

     The Company shall have the power to designate the broker that will make purchases of Common Stock for the benefit of employees participating in the Plan (the “Broker”). The Company shall not be required to hire one Broker to provide all brokerage services under the Plan; provided, that, if more than one Broker is hired, the services contracts with each Broker shall specify the Participants to or for whom the Broker shall provide services. The Broker may open and maintain individual accounts in the names of the Participants, such accounts being based in the U.S. or Canada as appropriate; notwithstanding the foregoing, the Company, in its discretion, may instead instruct the Broker to establish an account in the name of the Company. The services contract with the Broker shall specify whether individual accounts are to be opened and maintained in the names of Participants or whether an account shall be opened in the name of the Company. The Company shall not be required to use the same method of holding

Common Stock (i.e., the use of a Company account or individual accounts) for all Participants. If an individual account is established with respect to a Participant, the relationship between the Broker and the Participant would be the customary relationship of a broker and its client and the Company would have no responsibility in this regard except for payroll deductions and remittance of such funds to the Broker. If a Company account is established, the Company shall act as a fiduciary with respect to Common Stock held in the account; provided, that, the Company shall have no fiduciary obligation other than the holding of such stock. The Company shall have the right to change its designation of the Broker, and the Broker shall have the right to terminate its services as Broker under the Plan as provided in the applicable contract.

9. EXPENSES

     Brokerage commissions on purchases of Common Stock under the Plan and all administrative fees of the Broker incurred in connection with the Plan shall be paid by the Participant’s employer.

     Brokerage commissions and other expenses incurred in connection with purchases of additional Common Stock or sales and other transfers of Common Stock shall be paid by the Participant.

10. ALLOCATION OF SHARES TO PARTICIPANTS

     In the event that shares purchased by the Broker are held in a Company account, for each purchase of shares by the Broker, the Recordskeeper shall allocate the shares in the Company account to the Participants in proportion to the amount of funds delivered to the Broker on behalf of each such Participant. In the event that the services contract with the Broker provides for the establishment of individual accounts for Participants, shares purchased by the Broker shall be allocated to the respective accounts of the Participants in proportion to the amount of such funds delivered to the Broker on behalf of each Participant.

     Allocation shall be made in whole shares and fractional share interests to the nearest thousandth of a share. Allocations shall be made as soon as is administratively feasible, but in no event sooner than three (3) business days after the purchase of Common Stock.

     If shares are purchased at more than one price in any one payperiod, the cost of each share purchased in that pay period shall be the average cost of all shares purchased with funds transmitted to the Broker for that pay period.

11. OWNERSHIP OF SHARES BY PARTICIPANT

     At the time of purchase, each Participant immediately shall acquire beneficial ownership of its respective shares and fractional share interests purchased by the Broker, unless the Participant establishes an individual account with the Broker and requests that the shares be registered in the Participant’s name.

     If the services contract with the Broker provides for the establishment of individual accounts, then unless otherwise requested by the Participant, all shares shall be registered in the name of the Broker and shall remain so registered until delivery or sale of the shares is requested by the Participant. If the services contract with the Broker provides for the establishment of an account in the name of the Company, all shares shall be registered in the name of the Company. Under either method of holding shares purchased under the Plan, a Participant may request a certificate for any or all of his or her whole shares to be delivered to him or her at any time. A Participant may not require delivery of a certificate for a fractional interest in a share because the remaining fraction of that share is owned by other Participants. However, the Participant may instruct the Recordskeeper or Broker to sell the fractional interest and remit the proceeds to him or her. The services contract with the Recordskeeper or Broker shall specify whether the Recordskeeper or Broker is to be provided with the requisite instruction.

     If the services contract with the Broker provides for the establishment of an account in the name of the Company, a Participant may make arrangements to transfer his or her pro-rata share of the shares in the Company account to an individual account that the Participant opens with the Broker. The Participant must notify the Recordskeeper of any such arrangements.

12. SALE OF SHARES BY PARTICIPANT

     A Participant may instruct the Broker or Recordskeeper to sell any or all of the whole shares and any fractional interest in a share held in his or her individual account or his or her pro-rata portion of shares held in a Company account. The services contract with the Broker or Recordskeeper will specify the party to whom a Participant must provide sale instructions. The Broker or Recordskeeper may establish rules requiring that any sale instructions be delivered by a specified time or in a specified manner. Upon such sale, the Broker or Recordskeeper will mail the Participant a check for the proceeds in U.S. or Canadian dollars, or such other currency as may be specified in the contract with the Broker or Recordskeeper, as the case may be, less the regular brokerage commission and any transfer taxes, registration fee or other normal charges which shall be payable by the Participant.

     A sale of all shares owned by a Participant, or a request for delivery of certificates for all shares owned, shall not affect the employee’s status as a Participant unless the employee also terminates his or her payroll deduction authorization.

13. ADDITIONAL PURCHASES BY PARTICIPANT

     If an individual account is established for a Participant, such Participant may, at any time, instruct the Broker in writing to purchase additional shares of Common Stock for his or her individual account. Any such purchases shall be made by the Broker in the open market and in accordance with the customary practices of brokers in executing orders for customers. All costs and expenses relating to any such additional purchases shall be borne by the Participant. Shares of Common Stock so purchased for a Participant pursuant to this section shall be allocated to such Participant’s individual account and such shares shall thereafter be held and dealt with by the Broker in accordance with the terms of the Plan.

14. CONFIRMATION

     The Broker or Recordskeeper will forward to each Participant, on a quarterly basis, a confirmation statement indicating the number of shares of Common Stock acquired under the Plan (including, for Canadian participants, fractions to the fourth decimal and, for all other participants, fractions to the sixth decimal) for his or her account, the cost of the shares in U.S. or Canadian dollars, the date of acquisition, and the total number of shares then credited to his or her account. The services contract with the Broker or Recordskeeper shall specify the party that is to provide the account statements.

15. DISTRIBUTIONS ON COMMON STOCK

     A Participant’s individual account, or his or her pro-rata share in the Company account, will be credited with any and all dividends paid with respect to the full shares and any fractional interest in a share held in his or her account or his or her pro-rata share in the Company account. Any cash dividends will be reinvested in Common Stock as promptly as practicable following receipt of the dividends by the Broker, unless the Participant instructs the Broker or Recordskeeper to the contrary. The source of such shares shall be from either the Company’s treasury stock or the open market, as determined by the Board. If the source of the shares is the Company’s treasury stock, the purchase price per share shall be the Fair Market Value of a share of Common Stock determined in accordance with Section 5 of the Plan. The services contract with the Broker or Recordskeeper shall specify the party to which the Participant must issue instructions. Regular brokerage commissions payable by the Participant (or the Company, if the Participant’s shares are held in a Company account) with respect to Common Stock purchased with reinvested cash dividends will be deducted from the amount of each dividend to be reinvested.

     Stock dividends and stock splits in respect of shares held in the Participant’s account or the Company account will be credited to the applicable account without charge. Any other securities or subscription rights distributed with respect to the Common Stock will be sold and the proceeds will be applied in the same manner as a cash dividend.

16. VOTING AND OTHER RIGHTS

     All rights of an owner of Common Stock shall vest in a Participant upon the date when shares are credited to his or her individual account or the Company account. Voting rights in respect of such shares shall be exercised by the Broker in accordance with the Participant’s signed proxy instructions duly delivered to the Broker or Recordskeeper. The services contract with the Broker or Recordskeeper shall specify the party to which a Participant must deliver proxy instructions. The Broker or Recordskeeper will deliver to each Participant, as promptly as practicable, by mail or otherwise, all notices of meetings, proxy statements and other material distributed by the Company to its stockholders. The services contract with the Broker or Recordskeeper shall specify the party that shall deliver such information. There will be no charge to the Participant for the Broker’s retention or delivery of stock certificates or in connection with notices, proxies or other such material.

17. VOLUNTARY WITHDRAWAL FROM THE PLAN

     A Participant may withdraw from the Plan at any time by delivering to the Benefits Office or the appropriate Payroll Office a written notice terminating his or her payroll deduction authorization. The withdrawal shall become effective as soon as practicable after receipt of the notice by the Participant’s employer. Any withdrawal by a Participant will not in itself affect the status of the Participant’s account with the Broker or otherwise affect his or her client relationship with the Broker. Upon receipt of the Participant’s instruction, the Participant’s pro-rata share in the Company account (if any) will be sold, distributed to the Participant or transferred to an individual account opened by the Participant.

18. AUTOMATIC WITHDRAWAL FROM THE PLAN

     Participation in the Plan and attendant payroll deductions shall terminate automatically without notice (i) upon the Participant’s death or other termination of employment with the Company or a participating wholly owned subsidiary, (ii) upon commencement of the Participant’s authorized voluntary leave without pay or (iii) upon a transfer of the Participant to the payroll of another wholly owned subsidiary of the Company.

19. RE-ENROLLMENT

     A Participant who has voluntarily withdrawn from the Plan or whose participation terminated automatically (other than as a result of the Participant’s transfer to the payroll of another wholly owned subsidiary of the Company), and who is later eligible to participate in the Plan, may re-enroll in the Plan; however, such re-enrollment may only occur after the expiration of six (6) months from the date of the Participant’s withdrawal from the Plan or automatic termination (other than as a result of the Participant’s transfer to the payroll of another wholly owed subsidiary) and during an open enrollment period. A Participant whose participation has automatically terminated due to a transfer to the payroll of another wholly owned subsidiary of the Company may re-enroll within 30 days of such transfer or, after such 30-day period, such Participant may re-enroll only during an open enrollment period. The procedure for re-enrollment shall be the same as for an employee’s initial enrollment in the Plan.

20. ADMINISTRATION

     The Plan shall be administered by the Company’s Board of Directors, or such committee of directors as the Board may appoint. The Board or such committee shall have the authority to make rules and regulations for carrying out the Plan as it may deem advisable, including, but not limited to, designation of participating wholly owned subsidiaries of the Company. The Board or such committee may delegate its authority to designate participating subsidiaries to any executive officer of the Company and to any person designated by the executive officer to act in his or her stead. Interpretation and construction of any provision of the Plan by the Board or such committee shall be final and conclusive. Neither the Board nor any committee shall receive compensation from the Plan.

     The Company may hire one or more recordskeepers (the “Recordskeeper”) to assist the Company with the administration of the Plan. If more than one Recordskeeper is hired, the services contract with each Recordskeeper shall specify the group of Participants for whom the Recordskeeper is to provide services.

     Effective January 1, 2002, this Plan shall be administered such that all employees granted an option to purchase stock in the Company under this Plan shall have the same rights and privileges, within the meaning of Section 423(b)(5) of the Code and the regulations promulgated thereunder.

21. AMENDMENTS, SUSPENSION AND TERMINATIONS

     The Company may amend any or all provisions of this Plan at any time, without stockholder approval, by action of its Board of Directors or a committee thereof; provided that, subject to applicable law, nonmaterial amendments to the Plan may be made by written instrument identified as an amendment of the Plan effective as of a specified date and executed by an executive officer of the Company (or his/her delegate by written authorization), if and to the extent that the Compensation Committee is notified of any such amendment by the executive officer or his or her delegate at or before the next scheduled meeting of the Compensation Committee. Such executive officer (or his/her delegate) will have the discretion to decide whether an amendment is material or nonmaterial. The Company may at any time, without stockholder approval, suspend or terminate, in whole or in part, any or all of the provisions of the Plan by action of its Board of Directors or a committee thereof. No amendment, suspension or termination may be made which, in the judgment of the Board of Directors or such committee, will retroactively affect adversely the rights of Participants in the Plan. No part of the funds or shares of Common Stock credited to the account of any Participant shall be subject to forfeiture for any reason.

22. RESTRICTIONS ON RESALE

     Shares acquired by Participants who are not affiliates of the Company may be freely resold without registration under the Securities Act of 1933, as amended and without the need to comply with Rule 144 thereunder.

     Public resales by Participants who are affiliates of the Company will be subject to registration under the Securities Act of 1933, as amended, or an exemption therefrom, such as compliance with the requirements of Rule 144, other than the holding period requirement of Paragraph (d) of Rule 144.

23. EFFECTIVE DATE

     Except as otherwise provided herein, the Plan, as set forth herein, is effective as of March 1, 2004. The Plan was originally adopted by the Company on September 2, 1993. On March 1, 2002, the Plan was amended and restated as two plans: one plan being applicable to eligible employees of the Company and participating wholly owned subsidiaries organized within the United States or Canada and the other plan being applicable to eligible employees of participating wholly owned subsidiaries not organized within the United States or Canada. Effective June 1, 2002, the two plans were merged and restated as a single plan. Effective September 1, 2003, the Plan was amended to effect changes to the open enrollment periods, establish other enrollment and re-enrollment parameters, permit the delegation of authority under the Plan, and make certain non-material amendments to the Plan.